EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2025-5C33 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, Greystone Servicing Company LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, BellOak, LLC, as Operating Advisor, Trimont LLC, as Primary Servicer for the Radius at Harbor Bay Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Radius at Harbor Bay Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Radius at Harbor Bay Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Radius at Harbor Bay Mortgage Loan, BellOak, LLC, as Operating Advisor for the Radius at Harbor Bay Mortgage Loan, KeyBank National Association, as Primary Servicer for the Project Midway Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Project Midway Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Project Midway Mortgage Loan, Deutsche Bank National Trust Company, as Custodian for the Project Midway Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Project Midway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Prime 15 Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Prime 15 Portfolio Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the Prime 15 Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Prime 15 Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Prime 15 Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the State Farm Data Center Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the State Farm Data Center Portfolio Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the State Farm Data Center Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the State Farm Data Center Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the State Farm Data Center Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Riverwalk West Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Riverwalk West Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Riverwalk West Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Riverwalk West Mortgage Loan, and BellOak, LLC, as Operating Advisor for the Riverwalk West Mortgage Loan.

Dated: March 24, 2026

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)